SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2008

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

1-8022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 6, 2008, Louis Steger filed a purported class action lawsuit in the Circuit Court of the Fourth Judicial Circuit of the State of Florida, in and for Duval County against the directors of CSX Corporation (“CSX” or the “Company”), alleging breaches of fiduciary duty in connection with the solicitation of proxies in respect of the CSX 2008 annual meeting of shareholders.  The plaintiff seeks, among other things, (i) injunctive relief directing the directors to cure alleged misstatements and omissions in the Company’s proxy filings,
(ii) appropriate equity relief to remedy the alleged breaches of fiduciary duties and (iii) costs (including attorneys’, accountants’ and experts’ fees and expenses).  The Company and the directors believe the allegations are without merit and will defend against them vigorously.  The text of the complaint is attached as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.2 is the form of shareholder ballot to be used at the annual meeting of the Company's shareholders on June 25, 2008.  Ballots may be executed in person at the meeting or, pursuant to Section 13.1-664.1(E) of the Virginia Stock Corporation Act, may be submitted by electronic transmission to a representative of the Company.

Item 9.01. Exhibits.

(d)	Exhibits required to be filed by Item 601 of Regulation S-K.

Exhibit No.	Description

99.1	Complaint filed by Louis Steger in the Circuit Court of the Fourth Judicial Circuit of the State of Florida, in and for Duval County on June 6, 2008

99.2	Form of shareholder ballot

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ David A. Boor
David A. Boor
Vice President - Tax and Treasurer

Date: June 20, 2008